August 16, 2000					FOR IMMEDIATE RELEASE



     HARMAN INTERNATIONAL INDUSTRIES, INC.
REPORTS RECORD FOURTH QUARTER AND YEAR END RESULTS


Washington, D.C. -- Harman International (HAR:NYSE) today announced record results for the fourth quarter and fiscal year ended June 30, 2000. For the year, sales increased 12 percent to a record $1.678 billion. Excluding currency effects, sales increased 17 percent. Net income for the year was a record $72.8 million, equal to $4.13 per share. Last year, after a restructuring charge of $66.4 million ($45.9 million after tax), recorded in the second quarter, the Company reported net income of $11.7 million, equal to $.65 per share. Excluding the restructuring charge, last year's net income was $57.6 million. This year's net income of $72.8 million in the same period represents a 26 percent increase.

The fourth quarter produced record results in sales, net income and earnings per share. Fourth quarter sales increased 6 percent over the same period in the prior year to $446.4 million. Excluding currency effects, sales increased 12 percent. Net income increased 11 percent to $23.3 million. Diluted earnings per share increased 13 percent to $1.32 per share. Last year's fourth quarter sales and earnings included a gain of $5.9 million pretax on a one-time $11.0 million sale of broadcast software.

For the year, Consumer Systems Group sales increased 13 percent to $1.2 billion. Sales to automobile manufacturers reflected strong growth with Toyota and the Mercedes Benz division of Daimler Chrysler. Sales to personal computer manufacturers were more than double last year's level, driven primarily by higher shipments of Harman Kardon systems to Apple and Dell. Sales to consumer electronics dealers and distributors approximated last year's levels, reflecting higher sales in North America offset by lower sales in Europe as a result of the Company's inventory reduction program. New loudspeaker lines from JBL and Infinity and new product introductions from Harman Kardon, including a new range of audio/video receivers, a five-disc DVD changer and a CD recorder, contributed to the growth in North American sales.

August 16, 2000
Page Two


The Professional Group, manufacturers of audio systems for concert hall, recording, broadcast and cinema applications, reported higher sales for the fourth quarter and the year. For the year, Professional Group sales increased 10 percent to $476 million. JBL Professional, AKG,
The Harman Music Group and Lexicon all reported strong operating results. Crown International, a professional amplifier manufacturer acquired in March 2000, also contributed to the growth. Broadcast electronics manufacturer Orban was sold in the fourth quarter.

Commenting on the results, Dr. Sidney Harman, Chairman, stated: "The Company produced record sales, earnings and cash flows for the year despite unfavorable currency fluctuations. We posted significant reductions in working capital and debt even after acquisitions and the repurchase of 778,600 shares. We are pleased with the results of fiscal 2000 and look forward to an exciting year ahead."

Bernard Girod, Chief Executive Officer, said: "While posting excellent current operating results, we are investing in the engineering and manufacturing infrastructure necessary to realize the substantial opportunities of the years ahead. These include broadband applications in the home and car, improved audio for personal computers and cellular telephones, digitally controlled audio systems for the professional markets and potent new consumer products that provide high quality audio and video performance plus full internet access."

In a separate press release, the Company reported a two-for-one stock split and the repurchase of 625,000 shares in July 2000.

Harman International Industries, Incorporated (www.harman.com) is a leading manufacturer of high-quality, high-fidelity audio and video products for the consumer and professional markets. The Company's stock is traded on the New York Stock Exchange under the symbol: HAR.



Note: Except for historical information contained herein, the matters discussed are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to the effect of economic conditions, product demand, currency exchange rates, labor disputes, competitive products and other risks detailed in the Company's Securities and Exchange Commission filings.

                HARMAN INTERNATIONAL INDUSTRIES, INC.
           FINANCIAL RESULTS FOR THE THREE AND TWELVE MONTHS
                   ENDED JUNE 30, 2000 AND 1999
             (000's omitted except per share amounts)

                             Three Months Ended June 30       Twelve Months Ended June 30
                               2000             1999             2000             1999
                           ------------     ------------     ------------     ------------
Net sales                  $   446,409      $   421,817      $ 1,677,939      $ 1,500,135

Income before Taxes        $    32,202      $    28,375      $   102,829      $    14,447  a)
Income Tax Expense               8,882            7,398           29,991            2,724
                           ------------     ------------     ------------     ------------
Net Income                 $    23,320      $    20,977      $    72,838      $    11,723

Basic EPS                        $1.37            $1.18            $4.23            $0.66
Diluted EPS                      $1.32            $1.17            $4.13            $0.65

Shares Outstanding - basic      17,072           17,725           17,226           17,897
Shares Outstanding - diluted    17,667           17,930           17,650           18,061


SELECTED BALANCE SHEET & CASH FLOW INFORMATION
(000'S omitted)

                                             June 30, 2000             June 30, 1999
                                           -----------------         -----------------
Current assets                                   $  671,026                $  646,609
Total Assets                                     $1,137,505                $1,065,755
Current Liabilities                              $  361,381                $  286,821
Shareholders' Equity                             $  486,333                $  468,187

Total Short-term and Long-term Debt              $  277,324                $  311,575
Capital Expenditures                             $   82,000                $   67,830
Depreciation and Amortization                    $   65,000                $   66,780
Cost of Share Repurchase                         $   36,000                $   33,977
Payment for Purchase of Companies                $   49,700                $      568


a)  After restructuring charge of $66,446




HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED June 30, 2000
(000s omitted except per share amounts)

                                                      Year Ended
                                                   June 30, 2000
                                                    ------------
Net sales                                           $ 1,677,939
Cost of sales                                         1,208,603
                                                    ------------
Gross profit                                            469,336

Selling, general and administrative expenses	        347,614
                                                    ------------
Operating income                                        121,722

Other expense (income):
    Interest expense                                     18,507
    Miscellaneous, net                                      386
                                                    ------------
Income before income taxes                              102,829

Income tax expense and minority interest                 29,991
                                                    ------------
Net income                                          $    72,838
                                                    ============

Basic EPS                                                $ 4.23
Diluted EPS                                              $ 4.13

Shares outstanding - basic                               17,226
Shares outstanding - diluted                             17,650

<?TABLE>






                                                             8




HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2000
(000s omitted)


                                                     June 30, 2000
                                                     -------------
ASSETS
Current assets
     Cash and cash equivalents                       $      4,365
     Accounts receivable                                  306,596
     Inventories                                          298,273
     Other current assets                                  61,792
                                                     -------------
Total current assets                                      671,026
                                                     -------------

Property, plant and equipment                             251,737
Excess of cost over fair value of assets acquired         166,647
Other assets                                               48,095
                                                     -------------

Total assets                                         $  1,137,505
                                                     =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
     Short-term borrowings                           $     14,969
     Current portion of long-term debt                      7,537
     Accounts payable and accrued liabilities             338,875
                                                     -------------
Total current liabilities                                 361,381
                                                     -------------

Long-term debt                                            254,818
Other non-current liabilities                              33,918
Minority interest                                           1,055

Total shareholders' equity                                486,333
                                                     -------------

Total liabilities and shareholders' equity           $  1,137,505
                                                     =============






















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